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                               CHANNELNET LIMITED

                                SERVICE PROVIDER


                                   AGREEMENT

                             IN CONNECTION WITH THE

                    PROVISION OF TELECOMMUNICATION SERVICES

                                       TO

                             NORWEB TELECOM LIMITED

                                NETWORK PROVIDER


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THIS AGREEMENT is made 23rd November 1999

BETWEEN

(1) CHANNELNET LTD., whose registered office is at Enterprise House, 15, Whitworth Street West, Manchester M1 5WG ("ChannelNET" or The Service Provider) and

(2) NORWEB TELECOM LIMITED, whose registered office is PO Box 14, 410 Birchwood Boulevard, Birchwood, Warrington, WA3 7SA ("the Network Provider or Norweb")

WHEREAS

The Network Provider wishes to provide Voice Over Internet Protocol (VOIP) services to its callers and requires telecommunications services from ChannelNET which ChannelNET shall provide subject to the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS

In this Agreement the following terms shall have the following meanings:

"Associated Company" means either parties' ultimate holding company or any subsidiary thereof ("holding company" and "subsidiary" having the meanings set out in Section 144 of the Companies Act 1989);

"Billing Period" means the period of time for the billing of Service Fees being one calendar month.

"Call" means the successful establishment of a connection between a Caller and ChannelNET's equipment via any public telecommunications operator's system, enabling the conveyance of signals and messages between Callers and the ChannelNET's equipment;

"Caller" means a customer of any public telecommunications operator who is to be charged for calls to the Service Provider at a rate in excess of the normal rate of tariff applied by the operator in question to the generality of national public telephone calls.

"Code of Practice" means and includes the prevailing edition of the ICSTIS Code of Practice for Premium Services and any amendment or substitution thereof made from time to time, and any other Code of Practice introduced required or approved by the Director General or other competent authority which applies to or otherwise affects the Services;

"Director General" means the Director General of Telecommunications.

"Minimum Period" means a period of six months from the Service Commencement
Date;

"Service Commencement Date" means the 23rd Day of November 1999;

"Service Fees" means those fees payable by the Network Provider, calculated at the rate set out in appendix 1 plus value added tax thereon.

"Service Fees Statement" means a statement of Service Fees payable to ChannelNET, to be prepared by Norweb in accordance with Clause 3.2 hereof, setting out details of the number and length of calls made by Callers and Service Fees due to ChannelNET in respect of the


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Billing Period, and "Interim Statement" means a statement in the same form as the Service Fees Statement but prepared in respect of a different period of time;

"Services" means VOIP or other services as the Service Provider shall make available to Callers including any information contained therein.

2.    SERVICE PROVIDER'S OBLIGATIONS

2.1 Subject to the other terms and conditions hereof the Service Provider shall make available the Services to Callers as from the Service Commencement Date.

2.2.1 a quality and content and are advertised, promoted, operated and presented in a manner so as not to bring or be likely to bring the Network operators name, or that of its Associated Company into disrepute and contain nothing which is likely in the light of generally prevailing standards of decency and propriety to cause offense to Callers or members of the public generally.

2.3 The Service Provider shall be responsible at its sole expense for all advertising and promotion of the Services. In all such advertising and publicity material the Service Provider shall also:-

      (a) state in a reasonably legible form the charges (including VAT) which Callers must make to the public telecommunication operators in order to access and use the Services including, if applicable, the different charging rates which may apply for calls made at different periods during the day, as published from time to time by public telecommunications operators pursuant to their obligations contained respectively in their licences;

      (b) comply with any requirements Norweb may from time to time have in relation to presentation of the Service Provider's telephone numbers and geographical coverage;

      (c) not state nor imply any approval or preference by Norweb of the Service Provider, the Services or any part thereof.

2.4 The Service Provider shall not operate the Services (including but not limited to use of any special number for access to the Services) in a way which, nor include in the Services or any part thereof any information or material which:

      (a) is defamatory, offensive or abusive or of an obscene or menacing character; or

      (b) constitutes a violation or infringement of the rights of any person, firm or company (including, but not limited to rights of confidentiality or copyright); or

      (c) would make the Services unlawful or involve or facilitate the commission of a criminal offense or other wrong actionable in the UK;

and the Service Provider shall indemnify and hold harmless Norweb against all liability, costs, losses and expenses arising out of or in any way connected with any failure by the Service Provider so to do.

2.5 Without prejudice to the generality of the foregoing, in the event that ICSTIS and/or the Director General and/or other relevant authority form the view or determine, that the Service Provider is in actual or potential breach of the Code of Practice or any applicable law, the

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      Service Provider shall comply with any instructions or recommendations issued by ICSTIS and/or the Director General and/or other relevant authority. The Service Provider shall also contribute to the necessary compensation funds as operated by ICSTIS and/or the Director General and/or or other relevant authority.

2.6 The Service Provider shall at all times comply with obligations and regulations imposed by law in the UK as they may affect the Services and shall also upon the request of Norweb at any time provide such information and take such steps as may be necessary in order to enable Norweb to comply with all regulations conditions and obligations from time to time imposed by law upon Norweb in relation to the Services

2.7 The Service Provider shall in connection with the equipment it operates in order to provide the Services ensure that it complies at all times with the relevant provisions of the Telecommunications Act 1984, and any license granted thereunder which governs the running of a telecommunications system by the Service Provider and shall as necessary comply at all times with the relevant provisions of the Consumer Credit Act 1974, the Financial Services Act 1986, the Data Protection Act 1986, as amended or replaced and any other applicable legislation.

2.8 The Service Provider shall take such steps as are reasonably necessary to ensure access to the Services and in particular to ensure that sufficient lines, ports and other apparatus are available to meet all reasonably expected demand thereof, taking account of the fact that access to the Services may be achievable through the systems of other public telecommunication operators. Furthermore Norweb shall have the right in its discretion to suspend, bar or restrict access to the Services if at any time the number of calls or attempted calls to the Service Provider causes or is liable to cause congestion or other disruption within any part of the Norweb System.

2.9 In any case where the Service Provider is at his request allocated a special telephone number applicable to the Services the Service Provider shall be responsible for all necessary investigations and inquiries as to the legitimacy of use of such number and Norweb shall have no liability whatsoever with respect to the number chosen and its use by the Service Provider.

2.10 For the purpose of Clause 2.2 and 2.6 Norweb opinion shall be final and binding as to what brings or is likely to bring Norweb's name into disrepute. As to what is likely to cause offence to Callers and what is defamatory, abusive, obscene or menacing the opinion of ICSTIS shall be final and binding. In relation to any Code of Practice, and without prejudice to Norweb's own discretion and opinion, the opinion of ICSTIS or other relevant body responsible for its administration as to whether or not there has been a breach thereof shall be deemed to be final and binding.

3.    SERVICE FEES AND PAYMENT OBLIGATIONS

3.1 The Network Provider shall (subject as provided in this Clause) pay to ChannelNET the Service Fees as set out in appendix 1 per minute plus vat thereon.

3.2 The Service Fees shall be calculated by Norweb who shall prepare a Service Fees Statement which shall be delivered to the Service Provider following the end of the Billing Period to which the Services Fees Statement relates. The Network Provider shall ensure that payment of Service Fees to ChannelNET is effected within thirty days of the delivery of the Service Fees Statement. Provided that Norweb may withhold payment if any part of the service is alleged to be fraudulent, illegal or contrary to the Code of Practice. If subsequent to a payment being made, an upstream public telecommunications operator withholds payments to Norweb relating

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      to calls because of alleged fraud, illegality or breach of the Code of
      Practice (other than by Norweb) then Norweb shall be entitled to give notice to the Service Provider and withhold an equivalent amount from any further service fees due to the Service Provider until payment is received by Norweb from the upstream public telecommunications operator.

3.3 Unless otherwise specifically agreed in writing by the parties, all Service Fees payable shall be calculated by reference to data recorded or logged by Norweb and not be reference to any data recorded or logged by the Service Provider.

4.    DURATION, SUSPENSION AND TERMINATION

4.1 This Agreement shall come into force on the date hereof and shall continue subject to the terms hereof unless terminated by either party giving to the other not less than three month's prior written notice to expire at the end of the Minimum Period or at the end of any month thereafter.

4.2 Notwithstanding anything to the contrary express or implied elsewhere in the Agreement Norweb (without prejudice to its other rights) may terminate this Agreement forthwith in the event that:

      (a) a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the Service Provider's assets or undertaking or a winding-up resolution or petition is passed or preserved (other than for the purpose of amalgamation or reconstruction) or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding up order;

      (b) the Service Provider shall default in due performance or observance of its obligations under Clause 2.2; or

      (c) the Service Provider shall default in due performance or observance of any other material obligation under this Agreement or any other agreement with Norweb or an Associated Company and (in the case of a remediable breach) fails to remedy such default within a reasonable time (not less than 30 days) specified by Norweb in its written notice so to do; or

      (d) Norweb is directed by the Director General or other competent authority, to cease to facilitate or allow the provision of the Services; or

      (e) Norweb has reason to suspect fraud or deception has occurred or is likely to occur in future in connection with the Services.

4.3   Without prejudice to its rights of termination at any time under Clause
      4.2 Norweb shall have the right by notice in writing to the Service Provider to require immediate suspension of the Services and to suspend operation of this Agreement and performance and observance of its obligations to the Service Provider hereunder in the event of either --

      (a) the issue of a formal recommendation to that effect ICSTIS (or any other person or body responsible for administration of a relevant Code of Practice) or

      (b) occurrence of any of the matters specified in Clause 4.2 until Norweb shall give further notice of cessation of such suspension or give notice of termination under Clause 4.2. During the period of such suspension Norweb shall also have the right to suspend its services under this Agreement and/or allocate a

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          telephone number or numbers to the Service Provider which is different from that previously used for calls by Callers to the Service
          Provider.

      (c) Norweb is required to do so to avoid a breach of its licence

5.    CONFIDENTIALITY

Each party hereto undertakes to the other that it shall keep, and shall procure that its directors and employees shall keep secret and confidential and shall not use or disclose to any other person any information or material of a technical or business nature relating in any manner to the business, products or services of the other party which the first party may receive or obtain in connection with or incidential to performance of this Agreement.

PROVIDED THAT THE FIRST PARTY SHALL NOT BE PREVENTED FROM

(a) using any general knowledge, experience and skills not treated by the other party as confidential or which do not properly belong to the other party and which the first party may have acquired or developed at any time during this Agreement;

(b) using the information or material referred to above to the extent such information or material comes into the public domain otherwise than through the default or negligence of the first party; and

(c) disclosing the information to any court or regulatory agency (including the Director General) or as required by the rules or procedures of a relevant recognised stock or investment exchange

6.    FORCE MAJEURE

Neither party shall be held in breach of its obligations hereunder nor liable to the other for any loss or damage which may be suffered by the other party due to any cause beyond its reasonable control including without limitation any act of God, failure, interruption or shortage of power supplies, flood, drought, lightning or fire, strike, lock-out, trade dispute or labour disturbance, act or omission of Government, highways authorities, other telecommunications operator or other competent authority, war, military operations or riot.

7.    GENERAL

7.1   Assignment etc.

7.1.1 Each party shall have the right to assign, sub-contract or otherwise delegate all or any of its rights and obligations hereunder to any Associated Company upon notification to the Network Provider.

7.1.2 Subject to clause 7.1.1, the Network Provider shall not assign, sub-contract or otherwise deal with or permit any other person to exercise or enjoy all or any of its rights and obligations under this Agreement without the prior written consent of ChannelNet, such consent not to be unreasonably witheld or delayed.

7.2   Notices

(a) Any notice, invoice or other document which may be given by Norweb under this Agreement shall be desired to have been duly given if left at or sent by registered post (whether by letter or, where the parties agree, by magnetic tape or any other form), telex or facsimile transmission (confirmed by letter sent by registered post) or,

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      where the parties expressly agree, by electronic mail, to the Service
      Provider's registered office or any other address notified to Norweb in writing by the Service Provider as an address to which notices, invoices and other documents may be sent.

(b) ChannelNET's address for the service of any notice by the Network Provider under this Agreement shall be such address as is shown on the last invoice rendered to the Service Provider or such address as ChennelNET shall notify the Network Provider in writing for that purpose.

(c) Any such communication shall be deemed to have been made to the other party on the day on which such communication ought to have been received in due course of registered post, telex or facsimile transmission. Any communication by electronic mail shall be deemed to have been made on the day on which the communication is first stored in the other party's electronic mail-box.

7.3   No Waiver

      Failure by either party to exercise or enforce any rights conferred by this Agreement shall not be deemed to be a waive of any such right nor operate so as to bar the exercise or enforcement thereof or of any other right on any occasion.

7.4   Entire Agreement

(a) This Agreement represents the entire understanding between the parties in relation to the subject-matter hereof and supersedes all other agreements and representations made by either party, whether oral or written and, subject as provided in Clause 7.5, this Agreement may only be modified if such modification is in writing and signed by a duly authorised representative of each party hereto.

(b) This Agreement shall prevail over any inconsistent terms or conditions referred to in the Service Provider's application or in correspondence or elsewhere and any conditions or stipulations to the contrary are hereby excluded and extinguished.

7.5   Regulatory

      Norweb shall have the right by notice in writing to the Service Provider to modify this Agreement at any time so as to comply with any regulations, determinations or other requirements applicable to or imposed upon by any competent authority.

      7.6(a). Notwithstanding anything to the contrary in this Agreement, Norweb shall not, except in respect of death or personal injury caused by the negligence of Norweb, be liable to the Service Provider by reason of any non-fraudulent representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement, for anything indirect or consequential loss or damage (including without limitation loss of profits, loss of income, loss of business, loss of revenue, loss of goodwill, loss of anticipated savings, loss of data or losses calculated by reference to profits, income, business, revenue, goodwill, anticipated savings or data) and whether occasioned by the tort (including negligence) or breach of statutory duty of Norweb or its employees or agents or otherwise) arising out of or in connection with any act or omission of

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      by reference to profits, income, business, revenue, goodwill, anticipated savings or data) and whether occasioned by the tort (including negligence) or breach of statutory duty of Norweb or its employees or agents or otherwise) arising out of or in connection with any act or omission of Norweb relating to Norweb's obligations arising under this Agreement.

(b) Norweb shall not be liable to the Service Provider (whether in contract, for breach of warranty, tort including negligence, breach of statutory duty, non fraudulent misrepresentation, under any indemnity or otherwise howsoever) for any loss, damages, costs, expenses, claims or liabilities for which the Service provider may be liable to any third party as a result of any failure by Norweb, its subcontractors or agents to perform any of Norweb's obligations arising under this Agreement or in accordance with this Agreement.

(c) Unless expressly stated in this Agreement, all warranties, conditions and other terms (whether implied by statute, common law, or arising from a previous course of conduct or trade custom or usage or otherwise howsoever) are excluded from this Agreement.

7.7   Governing Law

      This Agreement shall be governed by and construed and interpreted in accordance with English law, and the parties hereby submit to the jurisdiction of the English courts.

IN WITNESS whereof the duly authorised representatives of the parties have hereunto set their hands the day and year first above written.


SIGNED for and on behalf                      )
of CHANNELNET LIMITED                         )
                                              )/s/ illegible
                                               -------------------------------




SIGNED for and on behalf                      )
NORWEB LIMITED                                )
                                              )/s/ illegible
                                               -------------------------------





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